OFFICES OF
                                  Tamara Miller
                    ----------------------------------------


November 11, 2003

EGAN Systems, Inc.
4904 Waters Edge Drive
Raleigh, NC 27606

VIA FACSIMILE (919) 851-4609 NO HARD COPY TO FOLLOW

         Re: Compensation for Paralegal Services

Dear Sir or Madam:

For services provided to your company including, but not limited to document preparation, filing and organization of documents for 10,000 post split shares of commn stock.



Sincerely,

/s/  Tamara Miller
Tamara Miller